NOMINATION AGREEMENT

THIS NOMINATION AGREEMENT (this “Agreement”) is made, entered into, and effective as of February 23, 2010, by and among Derma Sciences, Inc., a Pennsylvania corporation  with its principal place of business at 214 Carnegie Center, Suite 300,  Princeton, New Jersey 08540 (the “Company”) and Comvita New Zealand Limited (“Comvita”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Comvita has licensed certain medical honey technology to the Company (the “License Transaction”) pursuant to a License Agreement and other related agreements (collectively the “License Transaction Documents”);

WHEREAS, Comvita is a stockholder of the Company and owns as of the consummation of the License Transaction more than 10% of the outstanding common stock of the Company; and

WHEREAS, as an inducement and a condition to entering into the License Transaction Documents, Comvita and the Company have agreed to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in and as consideration of and for the foregoing premises and the representations, warranties, agreements, and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           One Designee.  For so long as Comvita owns more than 10% of the outstanding common stock of the Company, the Company shall nominate, in connection with each shareholder solicitation relating to the election of directors of the Company,  one candidate designated by Comvita. The candidate shall be the Chief Executive Officer of Comvita, the Chairman of the Board of Comvita, or such other person as is reasonably acceptable to the Company (the “Comvita Designee”).

2.           Affiliates.  For purposes of this Agreement, all shares held by an Affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of Comvita shall be deemed to be owned by Comvita.

3.           Voting of Management Shares.  The Company shall uses its best efforts (i) to cause to be voted the shares for which the Company’s management or Board of Directors hold proxies, or are otherwise entitled to vote, in favor of the Comvita Designee  and (ii) to cause the Board of Directors to unanimously recommend to its shareholders to vote in favor of the Comvita Designee.

4.           Vacancies.   In the event that the Comvita Designee shall cease to serve as a director of the Company for any reason, the vacancy resulting therefrom will shall be filled by another Comvita designee.

5.           Termination.  This Agreement shall terminate on the date when Comvita no longer beneficially owns at least 10% of the outstanding common stock of the Company.

6.           Equal Treatment.  The Company shall provide the Comvita Designee with the same rights, benefits and indemnities as other non-employee directors of the Company.

7.           Miscellaneous.

(a)           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(b)           Assignment.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Company and Comvita.

(c)           Amendment.  This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed by each the Company and Comvita.

(d)           Notice.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or by facsimile transmission with confirmation of receipt, as follows:

If to the Company:

214 Carnegie Center
Suite 300
Princeton
New Jersey 08540
United States of America

Facsimile:      +1 (609) 514-8554
Attention:      Chief Executive Officer

If to Comvita:

Comvita New Zealand Limited
Wilson Road South
Paengaroa
New Zealand
Facsimile:      +64 7 533 1988
Attention:      Chief Executive Officer

or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

(f)            Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(g)           Remedies.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(h)           Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(i)            Third Parties.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and any other third party successor, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(j)            Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

(k)            Specific Performance; Consent to Jurisdiction.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state court located in the State of New Jersey, or any Federal court located in the State of New Jersey, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any state court located in the State of New Jersey, or any Federal court located in the State of New Jersey in the event any dispute arises out of this Agreement or any transaction contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement or any transaction contemplated by this Agreement in any court other than any such court.  The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the state courts of the State of New Jersey, or any Federal court located in New Jersey, and  further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in a inconvenient forum.

(l)            Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(m)          Counterparts. This Agreement may be executed in counterparts (by fax or otherwise), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

Remainder of Page Intentionally Left Blank.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Nomination Agreement effective as of the date first written above.

DERMA SCIENCES, INC.

/s/ Edward J. Quilty
By:
Name: Edward J. Quilty
Title: President and Chief Executive Officer

COMVITA NEW ZEALAND LIMITED

/s/Brett D. Hewlett
By:
Name: Brett D. Hewlett
Title: Chief Executive Officer